UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35186	38-1747023
(Commission File Number)	(IRS Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

(954) 447-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

Spirit Airlines, Inc. (the “Company” or “Spirit”) is providing below the following supplemental financial information to facilitate further analysis of its financial results:

•

Statement of operations data, under generally accepted accounting principles (“GAAP”), for each of the four quarters of the year ended December 31, 2010 and for the quarter ended March 31, 2011. This data is unchanged from that presented in the final prospectus, dated May 25, 2011 (the “Final Prospectus”), filed with the Securities and Exchange Commission in connection with our initial public offering (“IPO”);

•	Operating expense and net income data for the same periods referenced above, adjusted to exclude the impact of certain special items identified in the presentation;

•

Operating expense and net income data for the same periods referenced above, adjusted to exclude the impact of certain special items, and further adjusted to give pro forma effect to our IPO as if completed on January 1, 2010;

•

Selected operating metrics for the same periods referenced above, adjusted to exclude the impact of certain special items, and further adjusted to give pro forma effect to our IPO as if completed on January 1, 2010; and

•	Guidance regarding management’s current expectations regarding weighted average shares outstanding, effective income tax rates and capacity for the balance of 2011.

This data should be read in conjunction with our historical audited financial statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations and other information included in the Final Prospectus, as well as the information provided under the caption “Forward Looking Statements” below. A copy of the Final Prospectus may be obtained by accessing the Edgar database maintained by the Securities and Exchange Commission at www.sec.gov.

The financial data provided herein that reflects adjustments from historical financial data prepared under GAAP, including adjustments for special items and for pro forma calculations assuming our IPO had been completed as of an earlier date than it was actually completed, are non-GAAP financial measures included as supplemental disclosures because we believe they are useful indicators of our operating performance for comparative purposes. These non-GAAP financial measures are well recognized performance measurements in the airline industry that are frequently used by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of our operating performance adjusted for special items and pro forma for our IPO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We have also provided reconciliations of these non-GAAP financial measures to the appropriate GAAP financial measures.

Statement of Operations Data- GAAP (1)

(Unaudited)

	1Q10	2Q10	3Q10	4Q10	2010	1Q11
	(in thousands except per share data)
Operating Revenue:
Passenger	$136,909	$126,372	$138,232	$136,456	$537,969	$153,280
Non-ticket	47,142	50,987	65,423	79,744	243,296	79,382

Total operating revenue	184,051	177,359	203,655	216,200	781,265	232,662

Operating Expense:
Aircraft fuel	53,826	60,780	63,553	70,047	248,206	80,912
Salaries, wages and benefits	36,064	38,720	39,935	41,724	156,443	43,193
Aircraft rent	22,576	24,873	25,487	28,409	101,345	27,708
Landing fees and other rents	10,744	11,868	13,039	12,467	48,118	11,655
Distribution	9,288	10,227	10,906	10,758	41,179	11,932
Maintenance, material and repairs	6,692	5,714	8,238	7,545	28,189	8,058
Depreciation and amortization	1,370	1,430	1,518	1,302	5,620	1,546
Other operating	19,338	21,985	19,783	21,488	82,594	20,733
Loss on disposal of assets	49	28	—	—	77	—
Restructuring	(20)	(57)	214	484	621	81

Total operating expense	159,927	175,568	182,673	194,224	712,392	205,818

Operating income	24,124	1,791	20,982	21,976	68,873	26,844

Other expense (income)
Interest expense	12,772	12,667	12,568	12,306	50,313	14,286
Capitalized interest	(237)	(293)	(397)	(564)	(1,491)	(1,037)
Interest income	(60)	(99)	(83)	(86)	(328)	(86)
Gain on extinguishment of debt	—		—	—	—	—
Other expense	34	45	23	92	194	48

Total other expense	12,509	12,320	12,111	11,748	48,688	13,211

Income/(loss) before income taxes	11,615	(10,529)	8,871	10,228	20,185	13,633
Provision/(benefit) for income taxes	339	(463)	(52,869)	697	(52,296)	5,750

Net income/(loss)	$11,276	$(10,066)	$61,740	$9,531	$72,481	$7,883

Weighted average shares, basic	26,057	26,164	26,241	26,270	26,184	26,348
Weighted average shares, diluted	26,761	26,164	26,525	26,678	26,690	26,689
Earnings/(loss) per share, basic	$0.43	$(0.38)	$2.35	$0.36	$2.77	$0.30
Earnings/(loss) per share, diluted	$0.42	$(0.38)	$2.33	$0.36	$2.72	$0.30

(1)	The data in this table is as presented in the Final Prospectus.

Reconciliation of Operating Expenses and Net Income as Adjusted for Special Items

(Unaudited)

	1Q10	2Q10	3Q10	4Q10	FY10	1Q11
	(in thousands except per share data)
Total operating revenue	$184,051	$177,359	$203,655	$216,200	$781,265	$232,662

Total operating expense	159,927	175,568	182,673	194,224	712,392	205,818

Less Special Items:
Restructuring expense (credit) (1)	(20)	(57)	214	484	621	81
Unrealized mark-to-market (gains) losses (2)	(628)	2,294	(2,594)	(1,137)	(2,065)	(546)
Loss on disposal of assets	49	28	—	—	77	—

Adjusted total operating expense	160,526	173,303	185,053	194,877	713,759	206,283

Adjusted operating income	23,525	4,056	18,602	21,323	67,506	26,379

Total other expense	12,509	12,320	12,111	11,748	48,688	13,211

Adjusted income/(loss) before income taxes	11,016	(8,264)	6,491	9,575	18,818	13,168
Provision/(benefit) for income taxes (3)	322	(363)	366	653	978	5,554

Adjusted net income/(loss)	$10,694	$(7,901)	$6,125	$8,922	$17,840	$7,614

Adjusted earnings/(loss) per share, basic	$0.41	$(0.30)	$0.23	$0.34	$0.68	$0.29
Adjusted earnings/(loss) per share, diluted	$0.40	$(0.30)	$0.23	$0.33	$0.67	$0.29

(1)	Restructuring charges include: (i) for 2009 and 2010, amounts relating to the sale of previously-expensed MD-80 parts and (ii) for 2010 and for the three months ended March 31, 2011, amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida.
(2)	Unrealized mark-to-market gains and losses is comprised of non-cash adjustments to aircraft fuel expenses.
(3)	Excludes a $(52.9) million net tax benefit in the third quarter of 2010 primarily due to the release of a valuation allowance resulting in a deferred tax benefit of $(53.5) million in that quarter.

Note: Additional detail regarding the foregoing adjustments is available on page 77 of the Final Prospectus.

Reconciliation of Pro Forma Adjustments (1)

(Unaudited)

	1Q10	2Q10	3Q10	4Q10	FY10	1Q11
	(in thousands except per share data)
Adjusted operating income (2)	$23,525	$4,056	$18,602	$21,323	$67,506	$26,379

Total other expense	12,509	12,320	12,111	11,748	48,688	13,211
Less:
Interest expense	12,772	12,667	12,568	12,306	50,313	14,286

Pro forma total other income	(263)	(347)	(457)	(558)	(1,625)	(1,075)

Pro forma adjusted Income before income taxes	23,788	4,403	19,059	21,881	69,131	27,454
Provision for income taxes	8,875	1,643	7,111	8,164	25,793	10,512

Pro forma adjusted net income	$14,913	$2,760	$11,948	$13,717	$43,338	$16,942

Pro forma adjusted:
Weighted average shares, basic	71,735	71,844	71,920	71,950	71,155	71,320
Weighted average shares, diluted	72,440	72,473	72,205	72,358	71,662	71,661

Earnings per share, basic	$0.21	$0.04	$0.17	$0.19	$0.61	$0.24
Earnings per share, diluted	$0.21	$0.04	$0.17	$0.19	$0.60	$0.24

(1)	Pro forma earnings is presented to give effect to the following transactions as if they occurred as of January 1, 2010: (i) the elimination of all of our outstanding indebtedness and preferred stock, and the termination of any outstanding letter of credit facility supporting collateral obligations due to our credit card processors through (x) the application of a portion of the net proceeds from the sale of shares of common stock by us in our IPO, (y) the exchange of any notes not repaid with net proceeds from the IPO for shares of common stock and (z) the exchange of any shares of preferred stock not redeemed with net proceeds from the IPO for shares of common stock; (ii) adding back to net income the interest expense recorded in our statement of operations related to the indebtedness and preferred stock assumed to be retired ($50.3 million for 2010 and $14.3 million for the three months ended March 31, 2011); (iii) the issuance of shares of common stock in the IPO and in connection with the related recapitalization transactions; and (iv) the estimated tax impact resulting from the above transactions.
(2)	Excludes special items as described in the prior table.

Selected Operating Metrics

(Unaudited)

	1Q10	2Q10	3Q10	4Q10	FY10	1Q11
Available Seat Miles (000’s)	1,820,131	1,905,053	2,194,099	2,200,640	8,119,923	2,200,097

Unit costs (cost per ASM, “CASM”) (cents)
CASM	8.79	9.22	8.33	8.83	8.77	9.35
Adjusted CASM (1)(3)	8.82	9.10	8.43	8.86	8.79	9.38
Aircraft fuel per ASM (2)(3)	2.99	3.07	3.01	3.24	3.08	3.71
Adjusted CASM excluding fuel	5.83	6.03	5.42	5.62	5.71	5.67

(1)	Excludes special items as described in the prior tables.
(2)	Includes fuel taxes and into plane fuel costs; excludes unrealized mark-to-market gains and losses.
(3)	Pro forma adjustments for the IPO do not affect this calculation.

Selected Financial Guidance

				Pro forma
Estimated weighted average shares (000’s)		2Q11E	FY11E	2Q11E	FY11E
Basic		41,493	53,200	72,114	72,097
Diluted		42,139	53,845	72,759	72,743

Estimated tax rates		2Q11E	FY11E
Estimated tax rate*		35.3%	37.9%

* Second quarter tax rate is not indicative of the tax rate for the remainder of the year.

Capacity - Available Seat Miles (ASMs)	1Q11A	2Q11E	3Q11E	4Q11E	FY11E
ASMs Year-over-Year % Change	20.9%	27.5%	11.7%	6.7%	16.1%

Forward-Looking Statements

This report includes forward-looking statements, including in particular as provided under the caption “Selected Financial Guidance.” We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including the information under the caption “Risk Factors” included in the Final Prospectus. Important factors that could cause such differences include, but are not limited to:

•	the competitive environment in our industry;

•	our ability to keep cost low;

•	changes in our fuel cost;

•	the impact of worldwide economic conditions, including the impact of the economic recession on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential U.S. military actions or activities;

•	ability to generate non-ticket revenues;

•	restriction on third-party membership programs;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	air travel substitutes;

•	labor disputes, employee strikes and other labor-related disruptions, including in connection with our current negotiations with the union representing our flight attendants;

•	ability to attract and retain qualified personnel;

•	loss of key personnel;

•	aircraft-related fixed obligations;

•	dependence on cash balances and operating cash flows;

•	ability to hedge fuel requirements;

•	our aircraft utilization rate;

•	maintenance costs;

•	our reliance on automated systems and the risks associated with changes made to those systems;

•	use of personal data;

•	lack of marketing alliances;

•	government regulation;

•	our ability to fulfill growth strategy;

•	operational disruptions;

•	our liquidity;

•	the concentration of our revenue from South Florida;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	our aircraft and engine suppliers;

•	changes in the Caribbean and Latin America markets;

•	insurance costs;

•	environmental regulations; and

•	other risk factors included under “Risk Factors” in the Final Prospectus.

In addition, in this report, the words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this report. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2011	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel